                                    TOKHEIM CORPORATION

                                    Fort Wayne, Indiana
                                       ------------

                         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                      April 13, 1994
                                       ------------

TO THE STOCKHOLDERS OF TOKHEIM CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tokheim Corporation, an Indiana corporation, will be held at the corporate offices at 10501 Corporate Drive, Fort Wayne, Indiana 46845, on Wednesday, April 13, 1994, at 10:00 a.m., Eastern Standard Time, for the following purposes:

         1. To elect 2 directors for a 3-year term and 2 directors for a 1-year term.

         2. To consider and act upon a proposal recommended by the Board of Directors, set forth in the accompanying Proxy Statement, to elect Coopers & Lybrand independent auditors for the Company for its 1994 fiscal year.

         3. To transact any other business that may properly come before the meeting, or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on February 4, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

    The Annual Report of the Company for the fiscal year ended November 30, 1993, including financial statements, has been mailed to all stockholders, and your Board of Directors urges you to read it.

                                       By Order of the Board of Directors,
                                       Jess B. Ford, Secretary

March 11, 1994

            ------------------------------------------------------------------

                                 YOUR VOTE IS IMPORTANT

                  The Board of Directors considers the vote of each stockholder important, whatever the number of shares held. If you are unable to attend the meeting in person, please date, sign, and return your proxy in the enclosed envelope at your earliest convenience. The prompt return of your proxy will save expense to your Company.

            ------------------------------------------------------------------

                  The Board of Directors solicits the execution and
                       prompt return of the accompanying proxy.

                                      PROXY STATEMENT


    The enclosed proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held April 13, 1994, at 10:00 a.m., Eastern Standard Time, and any adjournment thereof, and the Company will bear the cost of such solicitation. It is expected that the solicitation will be primarily by mail. Proxies may also be solicited by directors, officers, or other employees of the Company in person or by telephone or telegraph.

    The Company's mailing address is 1602 Wabash Avenue, P. O. Box 360, Fort Wayne, Indiana 46801; the Annual Meeting of Stockholders will, however, be held in the corporate offices at 10501 Corporate Drive, Fort Wayne, Indiana 46845. This Proxy Statement, with an enclosed proxy, was first mailed to stockholders on March 11, 1994.

    Stockholders of record at the close of business on February 4, 1994 are entitled to notice of and to vote at the meeting. On that date, there were outstanding and entitled to vote 7,762,203 shares of Common Stock, each share entitled to 1 vote, and 848,432 shares of Convertible Preferred Stock, each share entitled to 1 vote.

    When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the meeting. Any stockholder giving a proxy may revoke it at any time before it is voted. If a stockholder executes more than 1 proxy, the proxy having the latest date will revoke any earlier proxies. Attendance in person at the meeting by a stockholder will constitute revocation of a proxy, and the stockholder may vote in person.


ELECTION OF DIRECTORS
- ---------------------

    The Articles of Incorporation of the Company provide that there shall be 3 classes of directors, each class being elected for a 3-year term, and concluding in successive years. Four Class A Directors are to be elected at the 1994 Annual Meeting, 3 Class B Directors at the 1995 Annual Meeting, and 3 Class C Directors at the 1996 Annual Meeting. The Board of Directors of the Company amended the By-Laws on November 22, 1993 to provide for 10 members of the Board of Directors. Subject to the right of stockholders to withhold authority to vote for the election of directors, the persons named in the enclosed proxy have indicated they intend to vote for the election as directors the nominees listed below. The Board of Directors has no reason to believe that any of the said nominees will be unable to serve, but in the event that any nominee(s) should not be available, the persons named in the proxy will vote for substitute nominee(s) designated by the Board of Directors.

    All of the nominees to be elected at the 1994 Annual Meeting, except Mr. Robert M. Akin and Mr. James K. Baker, have been serving as directors and were elected by vote of the stockholders. Mr. Akin and Mr. Baker were elected by the Board of Directors on November 22, 1993. Mr. Baker was elected to fill the unexpired term of Mr. Richard M. Ringoen, who passed away in 1993. Mr. Akin and Mr. Baker are being nominated for 3-year terms. Mr. Bob F. Jesse and Mr. James T. Smith are being nominated for 1-year terms. Both Mr. Jesse and Mr. Smith will turn 70 years old before the 1995 Annual Meeting; and, pursuant to current Company policy with respect to service on the Board of Directors, may only be nominated to serve until the 1995 Annual Meeting. Information as to the nominees and each of the current directors whose term continues after the Annual Meeting is as follows:

                                                                  COMMON SHARES
                                                                  BENEFICIALLY
PRINCIPAL OCCUPATION OR                               DIRECTOR    OWNED AS OF
EMPLOYMENT AND DIRECTORSHIPS              AGE          SINCE      FEB. 4, 1994
- -----------------------------------       ---         --------    -------------

NOMINEES FOR ELECTION AS CLASS A DIRECTORS

ROBERT M. AKIN, III, President
and Chief Executive Officer
of Hudson International
Conductors, a subsidiary of
Phelps Dodge Industries,
engaged in the manufacture
of specialty wires.                       57           1993        2,200


JAMES K. BAKER, Chairman of
the Board, Arvin Industries,
Inc., a global manufacturer
of automotive products; during
the last 5 years, also served
as Chairman and Chief
Executive Officer; also a
director of Arvin Industries,
Inc.; NBD Bancorp; PSI Resources,
Inc.; Amcast Industrial Corp.;
and The GEON Company.                     62           1993        1,000


BOB F. JESSE, Chairman and
Chief Executive Officer, Indiana
Construction Corp., a general
contractor engaged in commercial,
industrial, wastewater, and
water treatment plant con-
struction; also a director
of Fort Wayne National
Corporation.                              69           1979        3,750


JAMES T. SMITH, Retired; formerly
served as Chairman and Chief
Executive Officer, Magnavox
Government and Industrial
Electronics Company, which designs,
develops, and manufactures
communications, signal processing,
and control systems, primarily for
the Defense Department; during
the last 5 years, also served as
Chairman, President, and Chief
Executive Officer.                        69           1982        1,350

                     THE BOARD OF DIRECTORS RECOMMENDS
             A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE

                                                                  COMMON SHARES
                                                                  BENEFICIALLY
PRINCIPAL OCCUPATION OR                               DIRECTOR    OWNED AS OF
EMPLOYMENT AND DIRECTORSHIPS              AGE          SINCE      FEB. 4, 1994
- -----------------------------------       ---         --------    -------------
CLASS B DIRECTORS WHOSE TERMS EXPIRE AT THE 1995 ANNUAL MEETING

WALTER S. AINSWORTH, Retired;
formerly served as President
and Chief Executive Officer,
Phelps Dodge Magnet Wire Company,
which produces and markets
internationally magnet wire,
the insulated conductor for most
electrical systems; during the
last 5 years, also served
as Senior Vice President, Phelps
Dodge Corp.; also a director of
Fort Wayne National Corporation.         65           1992          2,200


BERNARD D. COOPER, President
and Chairman of the Board of
P.E.S., Inc., which sells and
distributes petroleum equipment
to the petroleum industry; also
a director of Hawkeye
Bancorp.                                 51           1993            200


DOUGLAS K. PINNER, President
and Chief Executive Officer of
the Company; during the last
5 years, also served as President
of Slater Steels Fort Wayne
Specialty Alloys, a wholly owned
subsidiary of Slater Industrial
of Toronto, engaged in the
manufacture of stainless steel
bar.                                     53           1992            641

                                                                  COMMON SHARES
                                                                  BENEFICIALLY
PRINCIPAL OCCUPATION OR                               DIRECTOR    OWNED AS OF
EMPLOYMENT AND DIRECTORSHIPS             AGE           SINCE      FEB. 4, 1994
- ----------------------------------       ---          --------    -------------
CLASS C DIRECTORS WHOSE TERMS EXPIRE AT THE 1996 ANNUAL MEETING

GERALD H. FRIELING, JR., Chairman
of the Board of the Company; during
the last 5 years, also served as
Chief Executive Officer of the
Company; as  President, Frieling &
Associates, an investment banking
firm; and as Chairman of the Board,
President, and Chief Executive
Officer, National-Standard, a
diversified manufacturer of
specialty wire, metal products,
and machinery; also a director of
CTS Corporation.                         63           1989          1,200


DR. WINFRED M. PHILLIPS, Dean,
College of Engineering and
Associate Vice President, Engineering
and Industrial Experiment Station,
University of Florida.                   53           1986          1,000

IAN M. ROLLAND, Chairman and
Chief Executive Officer, Lincoln
National Corporation, which
provides life insurance and
annuities, property-casualty
insurance and related services
through its subsidiary companies;
during the last 5 years, also
served as President and Chief
Executive Officer; also a
director of Lincoln National
Corporation; NIPSCO Industries,
Inc.; Norwest Bank Fort Wayne,
N.A.; and Norwest Corporation.           60           1981          1,525

BOARD OF DIRECTORS AND BOARD COMMITTEES
- ---------------------------------------

The Company's Board of Directors held 11 meetings during the past fiscal year. The Board of Directors has established the following Committees:
Audit, Compensation, Executive, and Technical. Members serve on a Committee for a 3-year period. As a member's term on one Committee expires, he will be appointed to another Committee. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of Committees on which such director served during the past fiscal year.

AUDIT COMMITTEE: The Audit Committee, which consists of 3 nonofficer directors, met 4 times during the past fiscal year. The Committee arranges the details of the annual audit of the Company and recommends to the Board of Directors independent auditors to be presented for consideration by the stockholders. In addition, the Committee meets periodically with members of Internal Audit and the independent auditors to review (1) internal audits of a significant nature, (2) external scope in planning, and (3) management letters and significant items covered therein. The following directors currently comprise the Committee: Gerald H. Frieling, Jr.; Dr. Winfred M. Phillips; and Ian M. Rolland.
COMPENSATION COMMITTEE: The Compensation Committee, which consists of 3 nonofficer directors, met 4 times during the past fiscal year. The Committee makes recommendations to the Board of Directors concerning officers' salaries and other compensation and is responsible for reviewing compensation for directors. The following directors currently comprise the
Committee:  Walter S. Ainsworth, Bob F. Jesse, and Ian M. Rolland.

EXECUTIVE COMMITTEE: The Executive Committee, which consists of 3 nonofficer directors, met 13 times during the past fiscal year. The Committee reviews strategic plans of the Company and lends other assistance to the President and Chief Executive Officer as required. In addition, the Committee serves as a nominating committee for prospective directors. The Committee will consider candidates for nomination recommended by stockholders. Such recommendations may be submitted, in writing, to the Executive Committee and forwarded to the Company's mailing address. The following directors currently comprise the Committee: Gerald H. Frieling, Jr.; Bob F. Jesse; and James
T. Smith.

TECHNICAL COMMITTEE: The Technical Committee, which consists of 4 nonofficer directors, met 1 time during the past fiscal year. The Committee reviews strategic technical plans of the Company and reviews software and hardware approaches used by the Company as required. The following directors currently comprise the Committee: Walter S. Ainsworth, Bernard D. Cooper, Dr. Winfred M. Phillips, and James T. Smith.

EXECUTIVE COMPENSATION
- ----------------------

The following tables set forth various aspects of executive compensation paid by the Company for services over the past three fiscal years to the Company's Chief Executive Officer and the four most highly compensated executive officers who were serving as such at the end of the fiscal year ended November 30, 1993.

                                     SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                   COMPENSATION
                                     ANNUAL COMPENSATION           AWARDS(1)
                                     -------------------           -----------
                                                      Other        Securities
                                                      Annual       Underlying  All Other
Name and Principal                                    Compen-      Options/    Compen-
Position                 Year     Salary     Bonus    sation       SARs(#)     sation (16)
- ---------------------    ----    --------   -------  ----------    ----------- -----------
Douglas K. Pinner(2)     1993    $196,667   $50,000  $ 1,036(3)    100,000     $12,661(4)
President and Chief      1992     126,875        --       --        30,000         460
Executive Officer        1991          --        --       --            --          --

Anthony J. King(5)       1993    $130,000        --  $ 1,207(6)     15,000     $11,535(7)
Vice President,          1992      36,458   $38,000   51,413(6)     15,000          --
Domestic and Inter-      1991        --          --       --            --          --
national Sales

Arthur C. Prewitt(8)     1993    $128,333        --  $   549(9)     15,000     $11,091(10)
Vice President,          1992      48,296        --   17,438(9)     15,000          --
Corporate Engineering    1991        --          --       --            --          --
and Marketing

Condell B. Ellis, Jr.(11)1993    $128,125        --   $ 1,163(12)   13,000     $19,884(13)
Senior Vice President    1992     104,563   $ 6,252        --       10,000       8,150
                         1991      96,946    43,748    30,630(12)    7,000       1,925

Terry M. Fulmer          1993    $115,000        --   $10,756(14)   26,750     $13,124(15)
Vice President,          1992      85,542   $26,690    64,233(14)    2,000       5,954
Corporate Operations     1991      77,395        --        --        1,950       4,260
and Planning

(1)   There were no Restricted Stock Awards and no long-term incentive plan
      (LTIP) payouts  in the last fiscal year.

(2)   Mr. Pinner first joined the Company in March 1992.

(3)   Represents taxes paid on Mr. Pinner's behalf in 1993.

(4) Includes Company base and matching contributions to the Retirement Savings Plan, a 401(k) plan, of $3,538; term life insurance premiums of $3,264; and $5,859 estimated present value of cash surrender value to be received in future years.

(5)   Mr. King first joined the Company in August 1992.

(6) Represents taxes paid on Mr. King's behalf in 1993. The 1992 amount includes $50,488 to reimburse Mr. King for moving expenses and to compen-sate for a loss on the sale of his home related to relocation to the Company's headquarters in Fort Wayne, Indiana.

(7) Includes Company base and matching contributions to the Retirement Savings Plan, a 401(k) plan, of $4,617; term life insurance premiums of $2,320; and $4,598 estimated present value of cash surrender value to be received in future years.

(8)   Mr. Prewitt first joined the Company in July 1992.

(9) Represents taxes paid on Mr. Prewitt's behalf in 1993. The 1992 amount represents reimbursement of relocation expenses.

(10) Includes Company base and matching contributions to the Retirement Savings Plan, a 401(k) plan, of $5,912; term life insurance premiums of $1,601; and $3,578 estimated present value of cash surrender value to be received in future years.

(11)  Mr. Ellis first joined the Company in January 1991.

(12) Represents taxes paid on Mr. Ellis' behalf of $1,163 in 1993, and reimbursement of moving expenses in the amount of $30,630 in 1991.

(13) Includes Company base and matching contributions to the Retirement Savings Plan, a 401(k) plan, of $6,664; term life insurance premiums of $3,390; and $9,830 estimated present value of cash surrender value to be received in future years.

(14) Represents taxes paid on Mr. Fulmer's behalf in 1993. The 1992 amount includes $63,387 to reimburse Mr. Fulmer for moving expenses and to compensate for a loss on the sale of his home related to his relocation to the Company's headquarters in Fort Wayne, Indiana.

(15) Includes Company base and matching contributions to the Retirement Savings Plan, a 401(k) plan, of $7,700; term life insurance premiums of $1,279; and $4,145 estimated present value of cash surrender value to be received in future years.

(16) In accordance with the rules of the Securities and Exchange Commission, a description of the amounts related to fiscal 1992 and 1991 has not been included. The Company provides the named executive officers with certain group life, health, medical, and other noncash benefits generally available to all salaried employees and not included in this column pursuant to the Securities and Exchange Commission's rules.

     The following information reflects the grant of stock options made during the fiscal year ended November 30, 1993 to the Chief Executive Officer and each of the named executive officers reflected in the table above. The Company has not granted any Stock Appreciation Rights in conjunction with these options:

                           OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                               INDIVIDUAL GRANTS



                    Number of                                           Potential Realized
                    Securities    % of Total                            Value at Assumed
                    Underlying    Options/SARs  Exercise                Annual Rates of
                    Options/      Granted to    or Base                 Stock Price
                    SARs          Employees in  Price      Expiration   Appreciation
Name                Granted (#)   Fiscal Year   ($/Share)     Date      for Option Term
- ------------------  -----------   ------------  ---------  ----------   ------------------
                                                                           5%        10%
                                                                        --------  --------
Douglas K. Pinner     58,712(ISO)     18.6%     $6.8125     12-14-97    $110,508  $244,189
Douglas K. Pinner     41,288(NSO)     13.0%      6.8125     12-14-97      77,712   171,721
Anthony J. King       15,000           4.7%      6.8125     12-14-97      28,233    62,387
Arthur C. Prewitt     15,000           4.7%      6.8125     12-14-97      28,233    62,387
Condell B. Ellis, Jr. 13,000           4.1%      6.8125     12-14-97      24,468    54,068
Terry M. Fulmer       26,750           8.5%      6.8125     12-14-97      50,349   111,256

During the last fiscal year, no options or SARs were exercised; and no long-term incentive plan awards were made.

                            Compensation of Directors

     During fiscal year 1993, directors who are not officers of the Company received a quarterly retainer of $2,400; $500 for each meeting of the Board or a Committee of the Board attended in person; and, effective March 26, 1993, $250 for each Board or Committee meeting attended telephonically. In addition, Gerald H. Frieling, Jr., received $6,250 each quarter as compensation for his services as Chairman of the Board. Directors may, by written agreement with the Company, defer payment of compensation until they cease to be members of the Board or reach age 70, whichever is later. The only current director participating in this plan is Bob F. Jesse, who deferred compensation of $18,600 during the past fiscal year. Directors who are officers or employees of the Company receive no additional compensation for their services as directors.


              Employment Contracts and Change-in-Control Arrangements

     The Company has entered into employment agreements with each of its executive officers, including its Chief Executive Officer. These agreements provide for basic terms of compensation for these officers, as well as identifying existing benefit programs extended by the Company. These agreements also restrict the officers from competition with the Company under certain circumstances and prohibit disclosure of confidential information.
In addition, the agreements provide for termination benefits in the event of change of control of the Company, as defined in the agreements themselves. These benefits essentially provide for continuing salary and fringe benefits for a period of 24 months in the event termination occurs within 12 months from the date of change of control. These provisions are intended to keep the Company competitive in its recruitment and retention of management personnel. Based upon the level of current compensation of the named executive officers, as well as the Chief Executive Officer, payments under these provisions would exceed $100,000.

                             Repricing of Options

The Company has not reissued or repriced any options in the fiscal year ended November 30, 1993.


                        Compensation Committee Report

Overview

     The Compensation Committee (the "Committee") is responsible for the approval and administration of compensation programs which relate to the pay levels of executive officers and selected key employees. It is the objective of the Committee to ensure the Company's ability to attract and retain the highest caliber executives by providing adequate and appropriate compensation programs for attainment of superior financial results which ultimately benefit the stockholders, customers, employees, and communities in which the Company operates. The Committee approves all compensation involving the executive officers, all incentive stock awards, and periodically reviews compensation for other key employees.

Salaries

     It is the policy of the Committee to design a compensation program that is competitive with other manufacturing industries, and the Committee studied an independent analysis of salary ranges for equivalent positions. The Committee has stated that its policy will be that executive officers' base salaries should be at least within the first quartile of objectively established ranges of officers' salaries for equivalent positions within the Peer Group of the manufacturing sector. The President and Chief Executive Officer informs the Committee of proposed remuneration for other executive officers. It was determined that the President and Chief Executive Officer's salary was below the first quartile of the objectively established ranges for equivalent positions within the studied Peer Group. The Peer Group utilized for executive compensation includes manufacturing companies within the Peer Group of the Performance Graph.

     The increase of Mr. Pinner's base pay for 1993 was 13.9%. This increase was based on his guidance of the Company during his first year of employment in achieving improved operating results over the previous year and on salaries of equivalent presidents and chief executive officers within the Peer Group.


Stock Incentive Plan

     To encourage superior financial results, the Company, in 1992, implemented a Stock Incentive Plan which was approved by the stockholders at the last annual stockholders' meeting. The purpose of this Plan is to promote the long-term financial performance of the Company by attracting and retaining high caliber executives and other key employees. It is also the policy of the Committee to distribute incentive stock awards to key individuals throughout management based on their performance in attainment of the Company's business objectives and business plan. The options granted under this program are vested over a number of years to encourage the financial growth of the Company plus the retainment of key personnel. No options were granted to the executive officers during the 1993 fiscal year beyond those options disclosed in last year's Proxy Statement which were issued pursuant to stockholder approval of the 1992 Stock Incentive Plan at last year's annual meeting.


Cash Bonuses

     Also, to encourage superior financial results, the Committee has adopted and is responsible for administering a Key Management Incentive Bonus Plan. This Plan is to encourage the return to profitability and continued growth of the Company coupled with financial results for the benefit of its stockholders. The bonuses under this Plan are based on the attainment of corporate objectives as stated in the Company's Business Plan as approved by the full Board of Directors. Because there was no profit, no cash bonuses were granted to the executive officers during the year with the exception of a cash bonus paid to the President and Chief Executive Officer as part of his initial employment contract.

Committee Composition

     This Report shall not be deemed to be proxy soliciting material, material filed with the SEC, or material incorporated by reference into any filing under the Security Act of 1933 or the Securities Exchange Act of 1934.

     This Report is submitted by the current members of the Board of Directors' Compensation Committee comprised of Walter S. Ainsworth, Chairman; Ian M. Rolland; and Bob F. Jesse.

                                       Walter S. Ainsworth, Chairman
                                       Ian M. Rolland
                                       Bob F. Jesse

                             Performance Graph

    This graph compares the yearly percentage change in the Company's cumulative total stockholder return on Common Stock with the Russell 2000 and the Peer Group:

               COMPARATIVE FIVE-YEAR TOTAL RETURNS*
              TOKHEIM CORP., RUSSELL 2000, PEER GROUP
              (PERFORMANCE RESULTS THROUGH 11/30/93)

MEASUREMENT PERIOD/                 TOKHEIM     RUSSELL     PEER
FISCAL YEAR COVERED                 CORP.       2000        GROUP
- -------------------                 --------    -------     -----
Measurement Point: 11/30/88         $100.00     $100.00     $100.00

November 30, 1989                    111.47      120.32       97.16
November 30, 1990                     66.29       93.56      100.10
November 30, 1991                     50.75      131.49      117.82
November 30, 1992                     39.31      162.50      151.20
November 30, 1993                     65.04      193.34      177.27

Assumes $100.00 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Tokheim common stock, Russell 2000, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.

STOCK OWNERSHIP OF MANAGEMENT AND
CERTAIN OTHER BENEFICIAL OWNERS
- ---------------------------------

                                 Management Ownership

     The following table sets forth as of the Record Date, the number of shares beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) by each director of the Company, each of the executive officers named in the Summary Compensation Table, included elsewhere herein, and the current directors and exeuctive officers of the Company as a group. All references are to Common Stock unless otherwise specifically noted:

                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                     Common      Preferred    Exercisable
                          Common     Stock       Stock        Stock        Percent
       Name               Stock      in the RSP  in the RSP   Options      of Class
- -----------------------   ------     ----------  ----------   ----------   --------
Walter S. Ainsworth       2,200          --          --            --          *
Robert M. Akin, III       2,200          --          --            --          *
James K. Baker            1,000          --          --            --          *
Bernard D. Cooper           200          --          --            --          *
Condell B. Ellis, Jr.       267         160         749        20,250          *
Gerald H. Frieling, Jr.   1,200          --          --        36,500          *
Terry M. Fulmer              --         718         858         9,438          *
Bob F. Jesse              3,750 (1)(2)   --          --         1,200          *
Anthony J. King           1,475         338         192        11,250          *
Dr. Winfred M. Phillips   1,000          --          --           500          *
Douglas K. Pinner           500         141         166        40,000          *
Arthur C. Prewitt            --         219         248        11,250          *
Ian M. Rolland            1,525          --          --         1,100          *
James T. Smith            1,350          --          --         1,200          *

Executive Officers
and Directors as a
Group (15 persons)       16,667       1,933       3,345       143,001         2.0%

*  Represents less than 1% of the Company's outstanding Common Stock

(1)  In addition, American Steel Investment Corporation owns 10,000 shares.
     Mr. Jesse is a stockholder and member of the Board of Directors of American Steel Investment Corporation.

(2) In addition, Donna A. Jesse, wife, owns 4,000 shares, with respect to which Mr. Jesse disclaims any beneficial interest.

                              Other Beneficial Owners

     The following table sets forth the number of shares of Common Stock beneficially owned by the only persons known to the Company to own more than 5% of the outstanding shares of Common Stock and the holders of the Company's Convertible Preferred Stock:

NAME OF INDIVIDUAL               AMOUNT AND NATURE OF       CLASS OF          PERCENT OF
OR IDENTITY OF GROUP             BENEFICIAL OWNERSHIP       SHARES            CLASS
- ----------------------------     --------------------       --------          ----------
Fort Wayne National Bank               424,233 (1)          Preferred            50.0
110 West Berry Street                                       Stock
Fort Wayne, Indiana 46802

Norwest Bank Fort Wayne, N.A.          424,199 (1)          Preferred            50.0
116 East Berry Street                                       Stock
Fort Wayne, Indiana  46802

State of Wisconsin Investment Board    600,000              Common                7.7
P. O. Box 7842                                              Stock
Madison, Wisconsin 53707

R. B. Haave Associates, Inc.           521,500              Common                6.7
270 Madison Avenue                                          Stock
New York, New York 10016

Pioneering Management Corporation      398,000              Common                5.1
60 State Street                                             Stock
Boston, Massachusetts 02114

(1) Represents shares of the Company's Preferred Stock held by the Trustees of the Retirement Savings Plan for Employees of Tokheim Corporation and Subsidiaries. Pursuant to this qualified plan, shares of Preferred Stock are to be allocated from time to time to the Company's employees, including its officers. It is not possible to predict the actual number of shares of Preferred Stock which will be allocated to officers in the future. Allocated shares are voted by the participants, including officers, to whom they are allocated. Unallocated shares are voted by the Trustees in proportion to the vote by participants with respect to allocated shares.

ELECTION OF INDEPENDENT AUDITORS
- --------------------------------

     The Company By-Laws provide that independent auditors shall be elected each year at the Annual Meeting of Stockholders and that an Audit Committee, comprised only of nonofficer directors, shall recommend independent auditors for consideration by the stockholders.

     The current Audit Committee has recommended selection of Coopers & Lybrand as independent auditors for fiscal year 1994. In accordance with that recommendation, the Board of Directors proposes adoption of the following resolution:

          RESOLVED, That Coopers & Lybrand be and hereby is elected independent auditors, to audit the accounts and records of the Company for fiscal year 1994, to report on the financial position of the Company, and to perform such other appropriate accounting services as may be required by the Board of Directors.

     Coopers & Lybrand has audited the accounts of the Company for many years. A representative of Coopers & Lybrand is expected to be present at the meeting and will be available to respond to appropriate questions from the stockholders or to make a statement if so desired.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL



STOCKHOLDER PROPOSALS FOR THE 1995 ANNUAL MEETING
- -------------------------------------------------

     Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Secretary, Tokheim Corporation, 1602 Wabash Avenue, P. O. Box 360, Fort Wayne, Indiana 46801, no later than November 11, 1994. Stockholder proposals received by this deadline, and complying with all other relevant proxy regulations, will be included in the Company's Proxy Statement relating to the 1995 Annual Meeting.



OTHER BUSINESS
- --------------

     The Board of Directors knows of no matters other than those specified above which are to be presented at the meeting. Should any other matters properly come before the meeting, or any adjournment or adjournments thereof, the person or persons voting the proxies will vote them in accordance with their best judgment in the interest of the Company.

                                       By Order of the Board of Directors,
                                       Jess B. Ford, Secretary

March 11, 1994